UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 10, 2012, Axcelis Technologies, Inc. and its wholly owned subsidiary, Axcelis Technologies CCS Corporation (collectively, “Axcelis” or the “Company”), agreed to further modify the terms of the Company’s Second Amended and Restated Loan and Security Agreement dated April 25, 2011, currently providing for a $30 million line of credit (the “Revolving Credit Facility”) with Silicon Valley Bank (“SVB”) by entering into the Third Loan Modification Agreement dated as of September 10, 2012 (the “Third Modification Agreement”).  The Company’s subsidiaries that guaranty the Revolving Credit Facility, Fusion Technology International, Inc., Fusion Investments, Inc., High Temperature Engineering Corporation and Axcelis Technologies (Israel), Inc., ratified their Guarantys in connection with the Third Modification Agreement.

The Third Modification Agreement revises the Company’s covenant regarding its minimum trailing six month Adjusted Net Income (as such capitalized term is defined in the agreement) to facilitate future availability.

All other material terms of the Revolving Credit Facility are unaffected by the Third Modification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	Axcelis Technologies, Inc.

	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President
and Chief Financial Officer